SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 1999

                                  LYDALL, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                                 1-07665                 06-0865505
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(State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation)                     File Number)          Identification No.)


One Colonial Road
P.O. Box 151
Manchester, CT                                                     06045
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(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (860) 646-1233

                                      None
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         (Former name or former address, if changed since last report.)

Item 5. Other Events.

     On May 20, 1999, the Board of Directors of Lydall, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $0.10 per share (the "Common Stock"), of the Company. The distribution is payable to holders of record on June 30, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (the "Preferred Stock"), at a price of $60.00 per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

Distribution Date; Transfer of Rights

     Until the earlier to occur of (i) ten calendar days following the date (the "Shares Acquisition Date") of public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 10% or more of the voting power of the outstanding shares of Voting Stock or (ii) ten calendar days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in such person or group acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 10% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference and the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on May 15, 2009, unless earlier redeemed or exchanged by the Company as described below.

Exercise of Rights for Common Stock of the Company

     In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Exercise of Rights for Shares of the Acquiring Company

     In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

Adjustments to Purchase Price

     The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock or other securities, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until the earlier of (i) three years from the date of the event giving rise to such adjustment and (ii) the time at which cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-thousandth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Exchange and Redemption of Rights

     At any time after the occurrence of the event set forth under the heading "Exercise of Rights for Common Stock of the Company" above, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person, which shall have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or a fraction of a share of Preferred Stock having the same market value) per Right (subject to adjustment).

     At any time prior to 5:00 P.M. New York City time on the tenth calendar day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Promptly upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Terms of the Preferred Stock

     The Preferred Stock will rank junior to all other series of the Company's preferred stock with respect to payment of dividends and as to distributions of assets in liquidation. Each share of Preferred Stock will have a quarterly dividend rate per share equal to the greater of $1.00 or 1000 times the per share amount of any dividend (other than a dividend payable in shares of Common Stock or a subdivision of the Common Stock) declared from time to time on the Common Stock, subject to certain adjustments. The Preferred Stock will not be redeemable. In the event of liquidation, the holders of the Preferred Stock will be entitled to receive a preferred liquidation payment per share of $1.00 (plus accrued and unpaid dividends) or, if greater, an amount equal to 1000 times the payment to be made per share of Common Stock, subject to certain adjustments. Generally, each share of Preferred Stock will vote together with the Common Stock and any other series of cumulative preferred stock entitled to vote in such manner and will be entitled to 1000 votes, subject to certain adjustments. In the event of any merger, consolidation, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1000 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of Common Stock is changed or exchanged, subject to certain adjustments. The foregoing dividend, voting and liquidation rights of the Preferred Stock are protected against dilution in the event that additional shares of Common Stock are issued pursuant to a stock split or stock dividend or distribution. Because of the nature of the Preferred Stock's dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of Preferred Stock purchasable with each Right is intended to approximate the value of one share of Common Stock.

Amendments to Terms of the Rights

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the earlier of the Distribution Date or Shares Acquisition Date. After the earlier of the Distribution Date or Shares Acquisition Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, however, that no supplement or amendment may be made after the earlier of the Distribution Date and the Shares Acquisition Date which changes those provisions relating to the principal economic terms of the Rights.

     A copy of the Rights Agreement is filed herewith as Exhibit 4.1. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit, which is hereby incorporated herein by reference.



Item 7. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed herewith and incorporated herein by reference:

     4.1 Rights Agreement, dated as of May 20, 1999, between Lydall, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LYDALL, INC.




Date:  May 28, 1999                     By:  /s/ Christopher R. Skomorowski
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                                            Name:   Christopher R. Skomorowski
                                            Title:  President & C.E.O.

                                  EXHIBIT INDEX



   Number                      Description

     4.1 Rights Agreement, dated as of May 20, 1999, between Lydall, Inc. and American Stock Transfer & Trust Company, as Rights Agent.